Exhibit 99.1

Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
News Release
FOR IMMEDIATE RELEASE
WILMINGTON TRUST ANNOUNCES 2008 FOURTH QUARTER RESULTS
Wilmington, Del., January 30, 2009 — Wilmington Trust Corporation (NYSE: WL) reported a loss for the 2008 fourth quarter of $68.5 million, or $1.02 per share. The two primary factors that affected fourth quarter results were:
•	Sharp declines in the carrying value of some of the securities in the investment portfolio, and the determination that, under U.S. generally accepted accounting principles (GAAP), these declines were other-than-temporary. This required the company to record $98.4 million of securities losses. On an after-tax basis, these losses reduced fourth quarter net income by $62.4 million, or $0.91 per share.
•	An increase in the provision for loan losses, which rose from $19.6 million for the 2008 third quarter to $67.5 million for the 2008 fourth quarter. As disclosed on January 7, 2009, this increase was caused by changes in the status of commercial and consumer loans due to rapid deterioration in the mid-Atlantic regional economy, downgrades in internal risk ratings, reductions in appraised values, higher loan charge-offs, and higher levels of nonperforming loans.
“Compared to the year-ago fourth quarter, loan balances were 15% higher, on average, and advisory revenue increased 6%, but extremely challenging economic conditions and volatile financial markets negated the positive aspects of our fourth quarter results,” said Ted T. Cecala, Wilmington Trust chairman and chief executive officer. “In addition, mark-to-market accounting rules required us to record some of the trust-preferred securities in our investment portfolio at prices that are significantly lower than the cash flows we ultimately expect to receive from these investments.”
For the 2008 full year, the company reported a loss of $23.6 million, or $0.36 per share. Factors in the full-year results included:
•	Total securities losses of $130.6 million. In addition to the $98.4 million recorded in the fourth quarter, securities losses were recorded in the second and third quarters that totaled $32.3 million and reduced net income by $20.5 million on an after-tax basis. (There also was an unrelated securities gain in the second quarter of $0.1 million). The second and third quarter securities losses were on perpetual preferred stocks, primarily those issued by the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac).
•	A $66.9 million write-down in the value of the company’s investment in affiliate money manager Roxbury Capital Management. This write-down, recorded in the 2008 second quarter, reduced net income by $43.5 million on an after-tax basis.

•	A decline in short-term market interest rates of nearly 425 basis points during the year, which led to compression in the net interest margin.

•	The higher amount of loan loss provisioning.
“The Corporate Client and Wealth Advisory Services businesses achieved new revenue benchmarks in 2008, and we had record-high loan growth, but our full-year results were undermined by economic factors and accounting rules that necessitated non-cash write-downs,” said Mr. Cecala. “The securities losses and the Roxbury impairment charge reduced our profits, but these events were not, and are not, factors in our day-to-day business activities.”
On an operating basis (excluding securities losses and impairment charges):
•	The company recorded a loss for the 2008 fourth quarter of $6.1 million, or $0.10 per share, due to the high level of the provision for loan losses.

•	Full-year results were positive. Operating net income for the 2008 full year was $102.8 million, or $1.51 per share (on a diluted basis).
Management believes that operating results present a more relevant measure of ongoing business trends and offer a better basis of comparison with prior periods. The financial statements in this report include a reconciliation of results that include securities losses and other impairment charges (reported results) with those that do not (operating results).
On January 29, 2009, the Board of Directors declared a regular quarterly cash dividend of $0.1725 per common share payable on February 16, 2009, to shareholders of record on February 9, 2009. This was 50% lower than the 2008 third quarter dividend of $0.345 per common share. “We are pleased to continue to pay dividends and increase lending while simultaneously replenishing capital,” said Mr. Cecala.

Investment securities impairments
Wilmington Trust’s investment securities portfolio contains trust-preferred securities (TruPS), which are included in the amount recorded on the balance sheet as other securities. These TruPS consist of 38 pooled issues and 9 single-issue securities. The pooled issues hold securities issued by banks, insurance companies, and other financial institutions. The single issues are from money center and large regional banks.
TruPS valuations declined throughout the first nine months of 2008 and fell further in the fourth quarter, due to continued illiquidity in the market for these securities. In addition, concerns escalated about the financial stability of some of the underlying issuers in pooled TruPS, and Moody’s Investors Service downgraded the credit ratings on a number of pooled TruPS to below investment grade.
In the 2008 fourth quarter, these and other factors led management to determine that the value of 14 of the pooled TruPS in the portfolio had declined by a total of $97.0 million, and that this decline constituted an other-than-temporary impairment (OTTI) under GAAP. Accounting rules required the company to record this $97.0 million decrease as a securities loss.
To make the OTTI determination, management used valuation methodologies specified by the Securities and Exchange Commission and the Financial Accounting Standards Board, and considered a variety of factors. Management’s assessment was extensive and complex, considered broker quotes, and used credit data and cash flow projections generated internally and by third parties.
This assessment generated a valuation for these 14 pooled TruPS that was lower than their par value. At December 31, 2008, the estimated fair value of these 14 securities was $32.7 million.
At year-end 2008:
•	Wilmington Trust’s other TruPS holdings remained temporarily impaired under GAAP.

•	The amortized cost of the total TruPS portfolio was $225.5 million and its estimated market value was $116.8 million, down from $207.9 million at September 30, 2008.

•	Management expected the majority of cash flows from the OTTI and temporarily impaired TruPS to be considerably higher than what their current market values would suggest.
In addition to the $97.0 million of pooled TruPS write-downs, securities losses for the 2008 fourth quarter included a $1.4 million write-down on the value of perpetual preferred stocks issued by Fannie Mae and

Freddie Mac. This action, taken because of ongoing concerns about the long-term viability of these two agencies, reduced the value of Wilmington Trust’s remaining investments in these stocks to zero.
Wilmington Trust maintains its investment securities portfolio to generate cash flow, to help manage interest rate risk, and to provide collateral for deposits and other liabilities. There are no client funds in this portfolio.
Corporate Client Services
The Corporate Client Services (CCS) business produced record-high revenue for the 2008 fourth quarter and full year. All components of the CCS business contributed to this growth.
Fourth quarter revenue was $39.7 million. This was 52% higher than for the year-ago fourth quarter and 15% higher than for the 2008 third quarter. Full-year revenue was $131.8 million, up 34% from 2007.
Retirement services generated most of the growth in CCS revenue for the quarter and year. This was due to the April 2008 acquisition of AST Capital Trust Company (AST) and the October 2008 acquisition of UBS Fiduciary Trust Company (UBSFTC). These acquisitions doubled the capacity of the retirement services business and positioned Wilmington Trust among the leading U.S. providers of trust, accounting, custody, and benefit payment services for unbundled retirement plans.
In the capital markets component, fourth quarter revenue was 11% higher than for the year-ago fourth quarter, and 6% higher than for the 2008 third quarter. For the full year, capital markets revenue was 12% higher.
Continued demand for services that support corporate bankruptcies and default administration offset the lack of activity in traditional structured finance markets. Capital markets revenue also benefited from downgrades in the credit ratings of:
•	Providers of credit default swaps. This increased the need for custody services as providers were required to post additional collateral.

•	Agent banks. This increased the need for independent loan administration service providers and drove more of these transactions to Wilmington Trust.

Entity management revenue reflected growth in Europe, particularly in demand for services that support the securitization of loans into bonds that are used as collateral for borrowing at the European Central Bank.
Wealth Advisory Services
Wealth Advisory Services (WAS) revenue was $54.0 million for the 2008 fourth quarter, which was 9% lower than for the year-ago fourth quarter, and 6% less than for the 2008 third quarter. For the 2008 full year, WAS revenue was $224.7 million, up 2% from 2007.
The effects of lower asset valuations on WAS trust and investment advisory revenue offset new business development and double-digit increases in planning and mutual fund revenue. In the 2008 fourth quarter, business development was particularly strong in the Georgia, Massachusetts, and New York markets. For the full year, the strongest gains in business were in the Florida, Georgia, and Maryland markets.
Trust and investment advisory fees, which are based on asset valuations, decreased, but not as severely as the corresponding decreases in the Standard & Poor’s 500 Index.
•	At December 31, 2008, the S&P 500 was 38% lower than at December 31, 2007, and 22% lower than at September 30, 2008.

•	In comparison, 2008 fourth quarter trust and investment advisory fees were 22% lower than for the year-ago fourth quarter, and 15% lower than for the 2008 third quarter.

•	For the 2008 full year, trust and investment advisory fees were 4% lower than for 2007.
Revenue from WAS planning and other services was 26% higher for the 2008 fourth quarter than for the year-ago fourth quarter, and 16% higher than for the 2008 third quarter. For the 2008 full year, planning revenue was 14% higher than for 2007. These increases reflected the strength of the company’s family office practice.
Mutual fund fees increased mainly due to asset inflows in the Wilmington U.S. Government Money Market Fund and the Wilmington Tax-Exempt Money Market Fund, as some clients opted to place funds in instruments with less volatility than equities.

Regional Banking
In the Regional Banking business, loan balances exceeded $9.61 billion for the first time on both a period-end and average-balance basis.
On average, loan balances for the 2008 fourth quarter were 15% higher than for the year-ago fourth quarter, and up 2% from the 2008 third quarter. For the 2008 full year, average loan balances were 12% higher than for 2007.
Nearly all of the growth was in the commercial portfolio. On average, the company added $177.0 million of commercial loans during the 2008 fourth quarter. This generated a 17% increase in commercial balances, on average, from the year-ago fourth quarter, and a 3% increase from the 2008 third quarter.
Compared to the year-ago fourth quarter, most of the commercial loan growth (on average) was in commercial and industrial loans (recorded as commercial, financial, and agricultural loans). These loans were to clients mainly in the Delaware and New Jersey markets, and represented a variety of industry sectors.
Compared to the 2008 third quarter, most of the commercial loan growth (on average) was in commercial mortgage loans. This reflected business from clients who, until recent changes in the credit markets, had found more favorable financing terms with specialty mortgage lenders. Most of the newly added commercial mortgage loans were for owner-occupied retail and office properties in Delaware.
In the consumer portfolio, balances rose 13%, on average, from the year-ago fourth quarter. Almost all of this growth was in indirect loans, mainly for automobiles. Indirect lending slowed in the 2008 fourth quarter, which is the main reason for the decline in consumer loan balances compared to the 2008 third quarter.
The company originated $40.5 million of residential mortgage loans during the 2008 fourth quarter, up from $39.2 million in the 2008 third quarter, but down from $46.3 million in the year-ago fourth quarter. Reported residential mortgage balances do not reflect these changes because the company sells most newly originated fixed rate residential mortgages into the secondary market.
Core deposit balances for the 2008 fourth quarter were 10% higher, on average, than for the year-ago fourth quarter, and 4% higher than for the 2008 third quarter. Much of the increase was in noninterest-

bearing demand deposits and was associated with CCS clients. The balances of interest-bearing demand deposits and certificates of deposit of less than $100,000 also increased.
Credit quality
The economy in the mid-Atlantic region remained well diversified, but economic conditions weakened in the 2008 fourth quarter, particularly in the housing market. In Delaware, the unemployment rate jumped to 6.2% in December, up from 5.6% in November and 3.5% in December 2007.
The economic deterioration caused nonaccruing loans, loans past due 90 days or more, and net charge-offs to increase from 2008 third quarter levels. These increases, combined with loan growth and downgrades in internal risk ratings, resulted in a higher provision and reserve for loan losses. The amounts recorded for renegotiated loans and other real estate owned were unchanged from the 2008 third quarter.
At December 31, 2008, nonaccruing loans totaled $196.3 million, which was $96.2 million higher than at September 30, 2008. Approximately $78.4 million of this increase was associated with several commercial construction loans to residential housing developers with projects in the mid-Atlantic region. These loans were transferred to nonaccruing status in the 2008 fourth quarter. Management made these transfers after evaluating the near-term prospects for recovery in the regional housing market, which raised concerns about the ability of these borrowers to repay their loans in the future.
Three credits accounted for the majority of the increase in commercial mortgage nonaccruals. Two of these credits are mortgages on owner-occupied light manufacturing facilities. The other is a mortgage on a recreational facility and surrounding property.
The increase in nonaccruing commercial, financial, and agricultural loans was associated primarily with three credits to clients with building supply and landscaping businesses.
Most of the increase in loans past due 90 days was in consumer and other retail loans, and mainly reflected indirect automobile loan delinquencies.

Net charge-offs for the 2008 fourth quarter were $25.3 million, up from $10.5 million for the 2008 third quarter, with commercial construction as well as consumer and other retail loans accounting for the increase.
Most of the $8.0 million increase in commercial construction net charge-offs was associated with a single-family residential project in southern Delaware.
Of the $7.7 million increase in net charge-offs of consumer and other retail loans, home equity products accounted for approximately $2.8 million; indirect loans accounted for approximately $1.6 million; and a loan to a Wealth Advisory Services client accounted for most of the rest.
For the 2008 fourth quarter, the provision for loan losses was $67.5 million; for the 2008 full year, it was $115.5 million. In comparison, for 2007, the provision was $9.2 million for the fourth quarter and $28.2 million for the full year.
Of the $67.5 million provision for the 2008 fourth quarter:
•	Approximately 31% was due to downgrades of commercial credits that previously held pass ratings.

•	Approximately 14% reflected increases in reserves for pass-rated commercial credits due to deteriorating economic trends.

•	Approximately 22% was associated with previously identified substandard and watchlisted commercial credits that deteriorated further in the 2008 fourth quarter.

•	Approximately 33% was associated with consumer credits.
At December 31, 2008, the reserve for loan losses was $157.1 million, or 1.63% of total loans outstanding. In comparison, at September 30, 2008, the reserve was $122.2 million, or 1.27% of loans outstanding. At December 31, 2007, the reserve was $101.1 million, or 1.19% of loans outstanding.
On a percentage basis, the composition of the loan portfolio was the same as at September 30, 2008, and relatively unchanged from year-end 2007. Additional disclosures about credit quality appear in the financial statement section of this release.

Net interest margin
Changes in the net interest margin reflected the market interest rate environment and the company’s asset sensitivity. At the start of 2008, the federal funds target rate was 4.25%. By year-end 2008, the Federal Open Market Committee (FOMC) had lowered the target rate to between zero percent and 0.25%. This contributed to a year-over-year decline in the net interest margin of 39 basis points, from 3.67% for 2007 to 3.28% for 2008.
For the 2008 fourth quarter, the margin was 3.34%. This was 9 basis points higher than for the 2008 third quarter, but 22 basis points lower than for the year-ago fourth quarter. The margin for the 2008 fourth quarter:
•	Benefited from the fact that the 30-day London interbank offered rate (Libor) was significantly higher than the federal funds target rate for several weeks early in the quarter. Approximately 37% of the company’s commercial loans are priced on the 30-day Libor.

•	Did not reflect the full effect of the FOMC rate reductions in October and December 2008.
While most of the company’s floating rate loans reprice within 30 days of a rate change, it typically takes 90 to 120 days for the corresponding changes in funding costs to occur. This means the margin will not reflect compression from the FOMC’s fourth quarter 2008 moves until the first quarter of 2009, when management estimates the margin will be closer to 3.00%.
Operating expenses
Operating expenses (which exclude impairment charges) and the number of staff members were higher than for prior periods, mainly due to the acquisitions of AST and UBSFTC, which added approximately 180 staff members in Phoenix, Arizona, and Wilmington, Delaware.
The AST and UBSFTC acquisitions added approximately $13.9 million to 2008 fourth quarter expenses and approximately $25.9 million to full-year expenses. Excluding these acquisitions, operating expenses would have been approximately $117.9 million for the 2008 fourth quarter and approximately $466.9 million for the full year. Compared to the corresponding year-ago amounts, these would have been increases of 1% and 5%, respectively.
In addition to the acquisitions, staffing-related costs for the 2008 fourth quarter and full year included the additions of:

•	WAS staff in the family office practice and Boston office.
•	CCS capital markets and retirement services staff.

•	Regional Banking staff in the Maryland, New Jersey, and Pennsylvania markets.
The increase in subadvisor expense for retirement services reflected the UBSFTC acquisition. These fees are offset by retirement services revenue recorded in the CCS business.
The increase in servicing and consulting fees reflected payments to third parties for data used to determine the valuations of investment securities and other assets.
The $18.0 million recorded as other expense for the fourth quarter was higher than for prior periods mainly due to legal costs associated with loan collection activities.
The company’s participation in the U.S. government’s Capital Purchase Program (CPP) added approximately $4.0 million to income tax expense for the quarter related to executive compensation.
The company announced during the quarter that it intended to close its collateralized debt obligation and conduit services business due to lack of demand for these services. Expenses associated with this closure added approximately $0.4 million to staffing-related expenses and approximately $1.8 million to other operating expenses for the quarter. Management does not expect these expenses to recur.
Capital
At December 31, 2008, all regulatory capital ratios continued to exceed the amounts required by the Federal Reserve Board to be considered a well-capitalized institution.
On December 12, 2008, the company sold 330,000 shares of Wilmington Trust Series A preferred stock and issued associated warrants to the U.S. Department of the Treasury under the CPP. In exchange, the U.S. Treasury paid Wilmington Trust $330.0 million. This addition to capital enhances Wilmington Trust’s financial stability and helps the company stimulate economic recovery in the mid-Atlantic region through loans to businesses and consumers.
Wilmington Trust will pay a 5% dividend on this preferred stock annually until 2013, and 9% annually thereafter. The Series A preferred stock qualifies as Tier 1 capital, has no maturity date, and ranks senior to the company’s common stock and subordinated debt for dividend payments and other matters. Full details of the company’s participation in the CPP and its terms are in a prospectus supplement and amended shelf registration dated January 12, 2009. These documents are available on www.wilmingtontrust.com in the Investor Relations section under SEC filings.
On January 29, 2009, the company terminated its at-the-market offering of common stock, due to the cost of maintaining the program over an extended period of time. Under this program, which was initiated on September 22, 2008, the company issued 1,727,300 shares of common stock. Gross proceeds totaled $45.4 million, with an average sale price of $26.29 per share. Net of commissions, proceeds totaled $44.5 million, with an average sale price of $25.76 per share. The proceeds of this offering will be used for general corporate purposes.
Participation in government programs
In addition to the CPP, currently Wilmington Trust is participating in the following U.S. government programs.
New deposit insurance limits. Federal Deposit Insurance Corporation (FDIC) deposit insurance coverage was increased on October 3, 2008, from $100,000 to $250,000 per depositor for all deposits (individual retirement account deposits continue to be insured separately up to $250,000). This increase is temporary and, unless extended by Congress, it will expire on December 31, 2009.
FDIC Transaction Account Guarantee Program. Under this program, which is part of the FDIC’s Temporary Liquidity Guarantee Program (TLGP), all noninterest-bearing deposit transaction accounts, as well as certain types of transaction accounts with interest rates of 0.5% or less, will be fully guaranteed by the FDIC for the entire amount in the account through December 31, 2009. This is in addition to and separate from the coverage available under the FDIC’s general deposit insurance coverage.
FDIC Debt Guarantee Program. This program, also part of the FDIC’s TLGP, guarantees timely principal and interest payments on senior unsecured debt issued between October 14, 2008, and June 30, 2009. Wilmington Trust is participating in this program but, as of December 31, 2008, had no debt issues that qualified for these guarantees.

Temporary Guarantee Program for Money Market Funds. Wilmington Trust’s three money market mutual funds – the Wilmington Prime Money Market Fund, the Wilmington U.S. Government Money Market Fund, and the Wilmington Tax-Exempt Money Market Fund – are participating in the U.S. Department of the Treasury’s Temporary Money Market Guarantee Program. This program, which currently is scheduled to expire on April 30, 2009, provides insurance protection to shareholders of record in these funds as of September 19, 2008. The guarantee could be triggered if any of the participating funds’ share prices were to fall below $1.00. None of Wilmington Trust’s participating funds have ever fallen below that level. Combined, these three funds had approximately $7.1 billion in assets under management at December 31, 2008.
Conference call
Management will discuss 2008 fourth quarter and full-year results and outlook for the future in a conference call today at 10:00 a.m. (Eastern). Supporting materials, financial statements, and audio streaming will be available at www.wilmingtontrust.com.
To access the call from within the United States and Canada, dial 877-407-8031. Callers outside the United States and Canada should dial 201-689-8031. No passcode is necessary.
A rebroadcast of the conference call will be available from 1:00 p.m. (Eastern) today until
11:59 p.m. (Eastern) on Friday, February 6. To access the rebroadcast from within the United States and Canada, dial 877-660-6853. Callers outside the United States and Canada should dial 201-612-7415. All callers will need to use account #286 and replay ID #308589 to access the rebroadcast.
Forward-looking statements
This release may contain forward-looking statements that reflect our current expectations about our performance. These statements rely on a number of assumptions, estimates, expectations, and assessments of potential developments, and are subject to various risks and uncertainties that could cause our actual results to differ from our expectations. Our ability to achieve the results reflected in these statements could be affected adversely by, among other things, changes in national or regional economic conditions; changes in market interest rates; fluctuations in equity or fixed income markets; significant changes in banking laws or regulations; changes in accounting policies, procedures, or guidelines; increased competition for business; higher-than-expected credit losses; the effects of acquisitions; the effects of integrating acquired entities; a substantial and permanent loss of either client accounts and/or assets under management at Wilmington Trust and/or affiliate money managers Cramer Rosenthal McGlynn and Roxbury Capital Management; changes in the market values of securities in our investment portfolio; changes in the regulatory, judicial, legislative, or tax treatment of business transactions; new litigation or developments in existing litigation; and economic uncertainty created by unrest in other parts of the world.
About Wilmington Trust
Wilmington Trust Corporation (NYSE: WL) is a financial services holding company that provides Regional Banking services throughout the mid-Atlantic region, Wealth Advisory Services for high-net-worth clients in 36 countries, and Corporate Client Services for institutional clients in 86 countries. Its wholly owned bank subsidiary, Wilmington Trust Company, which was founded in 1903, is one of the largest personal trust providers in the United States and the leading retail and commercial bank in Delaware. Wilmington Trust Corporation and its affiliates have offices in Arizona, California, Connecticut, Delaware, Florida, Georgia, Maryland, Massachusetts, Minnesota, Nevada, New Jersey, New York, Pennsylvania, South Carolina, Vermont, the Cayman Islands, the Channel Islands, London, Dublin, Frankfurt, Luxembourg, and Amsterdam. For more information, visit www.wilmingtontrust.com.
Contacts

Investors and analysts:	News media:
Ellen J. Roberts	Bill Benintende
Investor Relations	Public Relations
(302) 651-8069	(302) 651-8268
eroberts@wilmingtontrust.com	wbenintende@wilmingtontrust.com
# # #

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2008
HIGHLIGHTS

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
	2008	2007	Change	2008	2007	Change

OPERATING RESULTS (in millions)
Net interest income	$94.6	$91.1	3.8	$357.7	$368.9	(3.0)
Provision for loan losses	(67.5)	(9.2)	N/M	(115.5)	(28.2)	309.6
Noninterest income	8.6	102.7	(91.6)	292.4	386.0	(24.2)
Noninterest expense	131.8	116.9	12.7	559.7	444.1	26.0
Net (loss)/income	(68.5)	44.0	—	(23.6)	182.0	—

(LOSS)/EARNINGS
Net (loss)/income	$(68.5)	$44.0	—	$(23.6)	$182.0	—
Preferred stock dividends	0.9	—	—	0.9	—	—
Net (loss)/income available to common shareholders	(69.4)	44.0	—	(24.5)	182.0	—

PER SHARE DATA
Basic net (loss)/income	$(1.02)	$0.66	—	$(0.36)	$2.68	—
Diluted net (loss)/income	(1.02)	0.65	—	(0.36)	2.64	—
Dividends paid	0.345	0.335	3.0	1.37	1.32	3.8
Book value at period end[1]	14.65	16.70	(12.3)	14.65	16.70	(12.3)
Closing price at period end	22.24	35.20	(36.8)	22.24	35.20	(36.8)
Market range:
High	31.07	42.00	(26.0)	46.75	44.55	4.9
Low	19.49	32.57	(40.2)	19.49	32.57	(40.2)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	68,342	67,174	1.7	67,454	67,946	(0.7)
Diluted	68,342	67,749	0.9	67,454	68,851	(2.0)

AVERAGE BALANCE SHEET (in millions)
Investment portfolio	$1,441.1	$1,822.0	(20.9)	$1,561.2	$1,863.5	(16.2)
Loans	9,611.2	8,355.7	15.0	9,200.0	8,212.0	12.0
Earning assets	11,195.9	10,234.4	9.4	10,883.2	10,126.3	7.5
Core deposits	5,617.7	5,094.5	10.3	5,397.2	5,045.5	7.0
Stockholders’ equity	1,146.8	1,093.7	4.9	1,103.1	1,091.0	1.1

STATISTICS AND RATIOS (net income annualized)
Return on average stockholders’ equity[1]	(25.34)%	15.96%	—	(2.17)%	16.68%	—
Return on average assets	(2.22)%	1.57%	—	(0.20)%	1.65%	—
Net interest margin (taxable equivalent)	3.34%	3.56%	(6.2)	3.28%	3.67%	(10.6)
Dividend payout ratio	N/M	51.36%	—	N/M	49.40%	(100.0)
Full-time equivalent headcount	2,946	2,672	10.3	2,946	2,672	10.3

[1]	Does not include preferred stock

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2008
QUARTERLY INCOME STATEMENT

	Three Months
						% Change From
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Prior	Prior
(In millions)	2008	2008	2008	2008	2007	Quarter	Year

NET INTEREST INCOME
Interest income	$147.1	$152.1	$150.0	$162.4	$177.9	(3.3)	(17.3)
Interest expense	52.5	61.0	64.8	75.5	86.8	(13.9)	(39.5)

Net interest income	94.6	91.1	85.2	86.9	91.1	3.8	3.8
Provision for loan losses	(67.5)	(19.6)	(18.5)	(10.0)	(9.2)	244.4	N/M

Net interest income after provision for loan losses	27.1	71.5	66.7	76.9	81.9	(62.1)	(66.9)

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	33.4	39.3	40.2	39.2	42.9	(15.0)	(22.1)
Mutual fund fees	7.6	6.8	6.4	6.4	5.9	11.8	28.8
Planning and other services	13.0	11.2	11.2	10.1	10.3	16.1	26.2

Total Wealth Advisory Services	54.0	57.3	57.8	55.7	59.1	(5.8)	(8.6)

Corporate Client Services
Capital markets services	12.6	11.9	12.2	11.6	11.4	5.9	10.5
Entity management services	8.2	7.7	8.6	7.9	8.1	6.5	1.2
Retirement services	15.4	11.3	7.5	3.2	3.3	36.3	366.7
Investment/cash management services	3.5	3.5	3.4	3.3	3.4	—	2.9

Total Corporate Client Services	39.7	34.4	31.7	26.0	26.2	15.4	51.5

Cramer Rosenthal McGlynn	3.1	3.8	5.5	4.0	5.5	(18.4)	(43.6)
Roxbury Capital Management	(0.3)	0.4	(1.1)	0.3	0.4	—	—

Advisory fees	96.5	95.9	93.9	86.0	91.2	0.6	5.8
Amortization of affiliate intangibles	(2.3)	(2.2)	(2.0)	(1.2)	(1.3)	4.5	76.9

Advisory fees after amortization of affiliate intangibles	94.2	93.7	91.9	84.8	89.9	0.5	4.8

Service charges on deposit accounts	7.3	7.7	7.5	7.6	7.3	(5.2)	—
Other noninterest income	5.5	6.1	6.3	10.4	5.3	(9.8)	3.8
Securities gains/(losses)	(98.4)	(19.7)	(12.5)	—	0.2	(399.5)	—

Total noninterest income	8.6	87.8	93.2	102.8	102.7	(90.2)	(91.6)

Net interest and noninterest income	35.7	159.3	159.9	179.7	184.6	(77.6)	(80.7)

NONINTEREST EXPENSE
Salaries and wages	51.7	50.6	48.3	45.7	45.0	2.2	14.9
Incentives and bonuses	8.6	11.8	13.2	14.5	11.5	(27.1)	(25.2)
Employment benefits	12.1	12.8	12.4	14.3	12.0	(5.5)	0.8
Net occupancy	7.3	7.9	8.0	7.5	7.4	(7.6)	(1.4)
Furniture, equipment, and supplies	11.8	11.7	10.3	9.8	9.7	0.9	21.6
Other noninterest expense:
Advertising and contributions	2.8	2.6	3.0	2.1	3.2	7.7	(12.5)
Servicing and consulting fees	4.8	2.9	3.2	2.5	3.4	65.5	41.2
Subadvisor expense:
Retirement services	6.7	2.0	0.8	—	—	235.0	—
Other services	2.4	2.7	2.7	2.7	2.8	(11.1)	(14.3)
Travel, entertainment, and training	2.8	3.2	2.9	2.4	3.3	(12.5)	(15.2)
Originating and processing fees	2.8	2.8	2.6	2.4	2.9	—	(3.4)
Other expense	18.0	12.9	14.2	11.6	15.7	39.5	14.6

Total other noninterest expense	40.3	29.1	29.4	23.7	31.3	38.5	28.8

Total noninterest expense before impairmemt	131.8	123.9	121.6	115.5	116.9	6.4	12.7
Impairment write-down	—	—	66.9	—	—	—	—

Total noninterest expense	131.8	123.9	188.5	115.5	116.9	6.4	12.7

(Loss)/income before Income taxes and minority interest	(96.1)	35.4	(28.6)	64.2	67.7	—	—
Applicable income taxes	(27.6)	12.3	(9.3)	22.7	23.6	—	—

Net (loss)/income before minority interest	(68.5)	23.1	(19.3)	41.5	44.1	—	—
Minority interest	—	0.2	0.2	0.1	0.1	(100.0)	(100.0)

Net (loss)/income	$(68.5)	$22.9	$(19.5)	$41.4	$44.0	—	—

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2008
YEAR-TO-DATE INCOME STATEMENT

	Twelve Months Ended
	Dec. 31,	Dec. 31,	%
(In millions)	2008	2007	Change

NET INTEREST INCOME
Interest income	$611.4	$722.2	(15.3)
Interest expense	253.7	353.3	(28.2)

Net interest income	357.7	368.9	(3.0)
Provision for loan losses	(115.5)	(28.2)	309.6

Net interest income after provision for loan losses	242.2	340.7	(28.9)

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	152.0	158.6	(4.2)
Mutual fund fees	27.2	21.4	27.1
Planning and other services	45.5	40.1	13.5

Total Wealth Advisory Services	224.7	220.1	2.1

Corporate Client Services
Capital markets services	48.1	42.9	12.1
Entity management services	32.4	30.0	8.0
Retirement services	37.4	12.9	189.9
Investment/cash management services	13.9	12.8	8.6

Total Corporate Client Services	131.8	98.6	33.7

Cramer Rosenthal McGlynn	16.4	20.7	(20.8)
Roxbury Capital Management	(0.7)	1.2	—

Advisory fees	372.2	340.6	9.3
Amortization of affiliate intangibles	(7.7)	(4.7)	63.8

Advisory fees after amortization of affiliate intangibles	364.5	335.9	8.5

Service charges on deposit accounts	30.2	28.3	6.7
Other noninterest income	28.3	21.7	30.4
Securities gains/(losses)	(130.6)	0.1	—

Total noninterest income	292.4	386.0	(24.2)

Net interest and noninterest income	534.6	726.7	(26.4)

NONINTEREST EXPENSE
Salaries and wages	196.3	172.8	13.6
Incentives and bonuses	48.1	46.9	2.6
Employment benefits	51.7	50.9	1.6
Net occupancy	30.8	28.3	8.8
Furniture, equipment, and supplies	43.3	39.2	10.5
Other noninterest expense:
Advertising and contributions	10.5	10.7	(1.9)
Servicing and consulting fees	13.4	11.2	19.6
Subadvisor expense:
Retirement services	9.6	0.1	N/M
Other services	10.3	10.4	(1.0)
Travel, entertainment, and training	11.3	10.7	5.6
Originating and processing fees	10.6	10.9	(2.8)
Other expense	56.9	52.0	9.4

Total other noninterest expense	122.6	106.0	15.7

Total noninterest expense before impairment	492.8	444.1	11.0
Impairment write-down	66.9	—	—

Total noninterest expense	559.7	444.1	26.0

(Loss)/income before income taxes and minority interest	(25.1)	282.6	—
Applicable income taxes	(2.0)	99.7	—

Net (loss)/income before minority interest	(23.1)	182.9	—
Minority interest	0.5	0.9	(44.4)

Net (loss)/income	$(23.6)	$182.0	—

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2008
COMPARISON OF RESULTS WITH AND WITHOUT IMPAIRMENT WRITE-DOWNS

	Three months ended December 31, 2008			Twelve months ended December 31, 2008
	With	Without		With	Without
	impairment	impairment	Impairment	impairment	impairment	Impairment
OPERATING RESULTS (in millions)
Net interest income	$94.6	$94.6	$—	$357.7	$357.7	$—
Provision for loan losses	(67.5)	(67.5)	—	(115.5)	(115.5)	—
Noninterest income	8.6	107.0	(98.4)	292.4	423.1	(130.7)
Noninterest expense	131.8	131.8	—	559.7	492.8	66.9

(Loss)/income before taxes and minority interest	(96.1)	2.3	(98.4)	(25.1)	172.5	(197.6)
Applicable income taxes	(27.6)	8.4	(36.0)	(2.0)	69.2	(71.2)

Net (loss)/income before minority interest	(68.5)	(6.1)	(62.4)	(23.1)	103.3	(126.4)
Minority interest	—	—	—	0.5	0.5	—

Net (loss)/income	$(68.5)	$(6.1)	$(62.4)	$(23.6)	$102.8	$(126.4)

PER SHARE DATA
Diluted shares outstanding (in millions)	68.3	68.3	—	67.5	67.6	(0.1)
Per-share (loss)/earnings	$(1.02)	$(0.10)	$(0.92)	$(0.36)	$1.51	$(1.87)

STATISTICS AND RATIOS (dollars in millions)
Total assets, on average	$12,286.7	$12,342.5	$(55.8)	$11,881.2	$11,912.8	$(31.6)
Stockholders’ equity, on average[1]	1,075.6	1,118.8	(43.2)	1,085.2	1,108.4	(23.2)
Return on average assets	(2.22)%	(0.20)%	(2.02)%	(0.20)%	0.86%	(1.06)%
Return on equity[1]	(25.34)%	(2.17)%	(23.17)%	(2.17)%	9.27%	(11.44)%

Net interest before provision and noninterest income	$103.2	$201.6	$(98.4)	$650.1	$780.8	$(130.7)
Tax equivalent interest income	0.6	0.6	—	2.8	2.8	—

	$103.8	$202.2	$(98.4)	$652.9	$783.6	$(130.7)
Noninterest expense	$131.8	$131.8	$—	$559.7	$492.8	$66.9

Efficiency ratio	126.97%	65.18%	61.79%	85.73%	62.89%	22.84%

[1]	Does not include preferred stock

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2008
STATEMENT OF CONDITION

						% Change From
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Prior	Prior
(In millions)	2008	2008	2008	2008	2007	Quarter	Year

ASSETS
Cash and due from banks	$290.4	$231.1	$249.3	$291.0	$260.5	25.7	11.5

Interest-bearing deposits in other banks	141.0	80.1	167.8	3.7	4.4	76.0	N/M

Federal funds sold and securities purchased under agreements to resell	45.3	—	110.7	264.6	129.6	—	(65.0)

Investment securities:
U.S. Treasury	41.4	91.2	48.6	56.8	60.2	(54.6)	(31.2)
Government agencies	463.5	453.5	473.5	473.9	647.0	2.2	(28.4)
Obligations of state and political subdivisions	6.9	7.0	7.3	7.3	17.8	(1.4)	(61.2)
Preferred stock	17.1	19.4	41.7	43.3	44.9	(11.9)	(61.9)
Mortgage-backed securities	660.5	673.6	702.7	740.1	730.6	(1.9)	(9.6)
Other securities	183.9	215.3	252.8	307.5	346.3	(14.6)	(46.9)

Total investment securities	1,373.3	1,460.0	1,526.6	1,628.9	1,846.8	(5.9)	(25.6)

FHLB and FRB stock, at cost	20.0	16.4	22.4	22.8	22.4	22.0	(10.7)

Loans:
Commercial, financial, and agricultural	2,966.3	2,965.2	2,808.6	2,654.4	2,594.9	—	14.3
Real estate — construction	1,923.8	1,908.7	1,847.0	1,809.7	1,780.4	0.8	8.1
Mortgage — commercial	1,870.2	1,800.7	1,704.0	1,593.8	1,463.4	3.9	27.8

Total commercial loans	6,760.3	6,674.6	6,359.6	6,057.9	5,838.7	1.3	15.8

Mortgage — residential	571.2	562.9	561.1	559.6	562.0	1.5	1.6
Consumer	1,732.9	1,782.9	1,790.3	1,679.5	1,571.6	(2.8)	10.3
Secured with investments	554.7	564.6	569.4	500.4	503.5	(1.8)	10.2

Total retail loans	2,858.8	2,910.4	2,920.8	2,739.5	2,637.1	(1.8)	8.4

Total loans net of unearned income	9,619.1	9,585.0	9,280.4	8,797.4	8,475.8	0.4	13.5
Reserve for loan losses	(157.1)	(122.2)	(113.1)	(106.4)	(101.1)	28.6	55.4

Net loans	9,462.0	9,462.8	9,167.3	8,691.0	8,374.7	—	13.0

Premises and equipment	152.0	152.1	154.1	153.2	152.1	(0.1)	(0.1)
Goodwill	355.6	343.3	345.2	332.4	330.0	3.6	7.8
Other intangibles	47.0	47.3	49.7	37.0	38.3	(0.6)	22.7
Other assets	432.3	341.0	340.2	279.1	326.9	26.8	32.2

Total assets	$12,318.9	$12,134.1	$12,133.3	$11,703.7	$11,485.7	1.5	7.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$1,365.3	$879.6	$994.5	$778.6	$966.2	55.2	41.3
Interest-bearing:
Savings	815.7	799.6	798.9	780.2	659.8	2.0	23.6
Interest-bearing demand	2,632.9	2,594.4	2,692.3	2,502.6	2,471.8	1.5	6.5
Certificates under $100,000	1,072.5	998.1	977.6	1,012.0	1,011.4	7.5	6.0
Local certificates $100,000 and over	230.7	267.8	278.0	316.1	356.3	(13.9)	(35.3)

Total core deposits	6,117.1	5,539.5	5,741.3	5,389.5	5,465.5	10.4	11.9
National certificates $100,000 and over	2,432.9	3,101.7	2,874.4	2,676.5	2,392.0	(21.6)	1.7

Total deposits	8,550.0	8,641.2	8,615.7	8,066.0	7,857.5	(1.1)	8.8

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	1,590.8	1,745.4	1,695.4	1,777.2	1,775.3	(8.9)	(10.4)
U.S. Treasury demand	6.4	7.5	70.3	62.5	77.3	(14.7)	(91.7)
Line of credit and other debt	20.0	20.0	10.0	134.9	139.5	—	(85.7)

Total short-term borrowings	1,617.2	1,772.9	1,775.7	1,974.6	1,992.1	(8.8)	(18.8)

Other liabilities	348.8	189.4	207.5	250.9	247.9	84.2	40.7
Long-term debt	468.8	468.3	467.8	268.5	267.8	0.1	75.1

Total liabilities	10,984.8	11,071.8	11,066.7	10,560.0	10,365.3	(0.8)	6.0

Minority interest	0.2	0.2	0.2	0.2	0.1	—	100.0
Stockholders’ equity:
Preferred stock	321.5	—	—	—	—	—	—
Other stockholders’ equity	1,012.4	1,062.1	1,066.4	1,143.5	1,120.3	(4.7)	(9.6)

Total stockholders’ equity	1,333.9	1,062.1	1,066.4	1,143.5	1,120.3	25.6	19.1
Total liabilities and stockholders’ equity	$12,318.9	$12,134.1	$12,133.3	$11,703.7	$11,485.7	1.5	7.3

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2008
AVERAGE STATEMENT OF CONDITION

	2008	2008	2008	2008	2007	% Change From
	Fourth	Third	Second	First	Fourth	Prior	Prior
(In millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Year

ASSETS
Cash and due from banks	$321.8	$221.5	$251.7	$216.9	$209.6	45.3	53.5

Interest-bearing deposits in other banks	99.4	101.7	63.1	3.4	3.7	(2.3)	N/M

Federal funds sold and securities purchased under agreements to resell	25.0	32.9	38.0	35.1	28.2	(24.0)	(11.3)

Investment securities:
U.S. Treasury	82.2	50.4	50.9	60.5	80.5	63.1	2.1
Government agencies	463.3	459.8	497.5	553.2	619.5	0.8	(25.2)
Obligations of state and political subdivisions	7.0	7.1	7.3	14.3	18.2	(1.4)	(61.5)
Preferred stock	18.9	32.9	44.8	46.0	49.0	(42.6)	(61.4)
Mortgage-backed securities	657.5	684.1	725.2	734.4	697.0	(3.9)	(5.7)
Other securities	212.2	227.4	272.8	337.5	357.8	(6.7)	(40.7)

Total investment securities	1,441.1	1,461.7	1,598.5	1,745.9	1,822.0	(1.4)	(20.9)

FHLB and FRB stock, at cost	19.2	20.7	26.5	22.4	24.8	(7.2)	(22.6)

Loans:
Commercial, financial, and agricultural	2,973.0	2,915.8	2,765.4	2,602.1	2,521.5	2.0	17.9
Real estate — construction	1,921.6	1,877.8	1,837.1	1,804.9	1,790.2	2.3	7.3
Mortgage — commercial	1,833.9	1,757.9	1,654.1	1,528.2	1,423.5	4.3	28.8

Total commercial loans	6,728.5	6,551.5	6,256.6	5,935.2	5,735.2	2.7	17.3

Mortgage — residential	563.8	560.9	560.5	562.8	564.5	0.5	(0.1)
Consumer	1,750.7	1,780.3	1,729.8	1,653.1	1,556.5	(1.7)	12.5
Secured with investments	568.2	566.3	539.0	485.7	499.5	0.3	13.8

Total retail loans	2,882.7	2,907.5	2,829.3	2,701.6	2,620.5	(0.9)	10.0

Total loans net of unearned income	9,611.2	9,459.0	9,085.9	8,636.8	8,355.7	1.6	15.0
Reserve for loan losses	(117.6)	(111.0)	(104.1)	(99.8)	(99.4)	5.9	18.3

Net loans	9,493.6	9,348.0	8,981.8	8,537.0	8,256.3	1.6	15.0

Premises and equipment	153.1	153.5	154.4	152.9	150.9	(0.3)	1.5
Goodwill	355.7	345.5	393.1	329.9	329.1	3.0	8.1
Other intangibles	46.2	48.7	36.8	37.7	38.2	(5.1)	20.9
Other assets	331.6	309.3	281.5	282.0	263.2	7.2	26.0

Total assets	$12,286.7	$12,043.5	$11,825.4	$11,363.2	$11,126.0	2.0	10.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$930.4	$838.8	$870.2	$726.4	$723.5	10.9	28.6
Interest-bearing:
Savings	799.0	807.8	795.2	714.8	627.3	(1.1)	27.4
Interest-bearing demand	2,582.7	2,511.7	2,417.0	2,368.2	2,347.6	2.8	10.0
Certificates under $100,000	1,041.2	979.8	988.2	1,016.0	1,005.4	6.3	3.6
Local certificates $100,000 and over	264.4	291.9	306.9	335.3	390.7	(9.4)	(32.3)

Total core deposits	5,617.7	5,430.0	5,377.5	5,160.7	5,094.5	3.5	10.3
National certificates $100,000 and over	2,696.2	3,197.1	2,719.2	2,770.5	2,369.1	(15.7)	13.8

Total deposits	8,313.9	8,627.1	8,096.7	7,931.2	7,463.6	(3.6)	11.4

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	2,080.8	1,686.1	1,847.9	1,625.6	1,907.4	23.4	9.1
U.S. Treasury demand	41.8	7.6	11.6	12.8	12.3	450.0	239.8
Line of credit and other debt	20.4	11.9	50.1	136.3	136.8	71.4	(85.1)

Total short-term borrowings	2,143.0	1,705.6	1,909.6	1,774.7	2,056.5	25.6	4.2

Other liabilities	214.3	221.3	232.1	263.5	244.4	(3.2)	(12.3)
Long-term debt	468.5	468.0	467.4	268.2	267.7	0.1	75.0

Total liabilities	11,139.7	11,022.0	10,705.8	10,237.6	10,032.2	1.1	11.0

Minority interest	0.2	0.2	0.2	0.1	0.1	—	100.0
Stockholders’ equity:
Preferred stock	71.2	—	—	—	—	—	—
Other stockholders’ equity	1,075.6	1,021.3	1,119.4	1,125.5	1,093.7	5.3	(1.7)

Total stockholders’ equity	1,146.8	1,021.3	1,119.4	1,125.5	1,093.7	12.3	4.9
Total liabilities and stockholders’ equity	$12,286.7	$12,043.5	$11,825.4	$11,363.2	$11,126.0	2.0	10.4

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2008
YIELDS AND RATES

	2008	2008	2008	2008	2007
	Fourth	Third	Second	First	Fourth
YIELDS/RATES (tax-equivalent basis)	Quarter	Quarter	Quarter	Quarter	Quarter

EARNING ASSETS:
Interest-bearing time deposits in other banks	1.38%	1.93%	2.09%	6.33%	8.08%
Federal funds sold and securities purchased under agreements to resell	1.11	2.57	2.01	3.15	4.18

Total investment securities	4.41	4.57	4.69	4.95	5.03

FHLB and FRB stock, at cost	0.77	3.74	3.00	5.38	2.14

Commercial, financial, and agricultural	5.34	5.69	5.94	6.64	7.39
Real estate — construction	4.88	5.26	5.38	6.53	7.82
Mortgage — commercial	5.48	5.71	5.87	6.72	7.64
Total commercial loans	5.25	5.57	5.76	6.63	7.59

Mortgage — residential	5.51	5.64	5.83	5.82	5.80
Consumer	6.17	6.28	6.34	6.92	7.33
Secured with investments	4.18	4.00	4.09	5.27	6.51
Total retail loans	5.65	5.71	5.81	6.40	6.84

Total loans	5.37	5.61	5.77	6.56	7.36

Total earning assets	5.18	5.42	5.56	6.27	6.92

FUNDS USED TO SUPPORT EARNING ASSETS:

Core deposits
Savings	2.12	2.21	2.17	2.65	2.92
Interest-bearing demand	0.59	0.70	0.75	1.05	1.26
Certificates under $100,000	3.06	3.08	3.64	4.18	4.27
Local certificates $100,000 and over	3.02	3.08	3.82	4.44	4.85
Core interest-bearing deposits	1.54	1.62	1.85	2.28	2.51

National certificates $100,000 and over	3.11	3.05	3.53	4.44	5.23

Total interest-bearing deposits	2.11	2.21	2.48	3.11	3.46

Short-term borrowings	0.92	2.21	2.47	3.53	4.64

Long-term debt	7.11	7.07	7.25	6.29	5.78

Total interest-bearing liabilities	2.09	2.44	2.71	3.28	3.80

Total funds used to support earning assets	1.84	2.17	2.39	2.90	3.36

Net interest margin (tax-equivalent basis)	3.34	3.25	3.17	3.37	3.56

Year-to-date net interest margin	3.28	3.26	3.27	3.37	3.67

Prime rate	4.25	5.00	5.08	6.27	7.58

Tax-equivalent net interest income (in millions)	$95.2	$91.7	$86.0	$87.7	$92.0

Average earning assets at historical cost	$11,338.0	$11,210.6	$10,896.5	$10,468.0	$10,258.9
Average fair valuation adjustment on investment securities available for sale	(142.1)	(134.6)	(84.5)	(24.4)	(24.5)

Average earning assets	$11,195.9	$11,076.0	$10,812.0	$10,443.6	$10,234.4

Average rates are calculated using average balances based on historical cost and do not reflect fair valuation adjustments.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2008
CREDIT QUALITY

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in millions)	2008	2008	2008	2008	2007

NONPERFORMING ASSETS AT PERIOD-END
Nonaccruing loans:
Commercial, financial, and agricultural	$41.2	$28.4	$27.0	$25.6	$23.8
Commercial real estate — construction	112.7	41.0	22.6	9.9	9.9
Commercial mortgage	21.7	8.6	8.1	8.2	7.1
Consumer and other retail	20.7	22.1	13.9	9.7	7.0

Total nonaccruing loans	196.3	100.1	71.6	53.4	47.8
Renegotiated loans	0.1	0.1	0.2	24.1	23.7

Total nonaccruing loans and renegotiated loans	196.4	100.2	71.8	77.5	71.5
Other real estate owned (OREO)	14.5	14.5	16.7	0.2	9.1

Total nonperforming loans	210.9	114.7	88.5	77.7	80.6

Loans past due 90 days or more:
Commercial, financial, and agricultural	8.4	6.5	6.1	3.7	2.4
Commercial real estate — construction	4.8	5.2	0.6	0.3	0.7
Commercial mortgage	1.6	2.1	1.3	—	1.3
Consumer and other retail	19.5	14.9	13.8	10.6	9.3

Total loans past due 90 days or more	34.3	28.7	21.8	14.6	13.7

RESERVE FOR LOAN LOSSES
Balance at the beginning of the period	$(122.2)	$(113.1)	$(106.4)	$(101.1)	$(101.6)
Loans charged off:
Commercial, financial, and agricultural	4.0	4.9	2.9	0.7	1.3
Commercial real estate — construction	8.0	—	5.2	0.3	2.3
Commercial mortgage	0.9	1.0	0.1	—	1.2
Consumer and other retail	13.7	5.8	6.0	5.4	6.7

Total loans charged off	26.6	11.7	14.2	6.4	11.5

Recoveries on loans previously charged off:
Commercial, financial, and agricultural	0.1	0.2	0.2	0.1	—
Commercial real estate — construction	—	—	—	—	—
Commercial mortgage	—	—	0.8	—	—
Consumer and other retail	1.2	1.0	1.4	1.6	1.8

Total recoveries	1.3	1.2	2.4	1.7	1.8
Net loans charged off	25.3	10.5	11.8	4.7	9.7
Transfers from/(to) unfunded loan commitments	7.3	—	—	—	—
Provision charged to operations	(67.5)	(19.6)	(18.5)	(10.0)	(9.2)

Balance at the end of the period	(157.1)	(122.2)	(113.1)	(106.4)	(101.1)

Reserve for unfunded loan commitments in other liabilities *	7.3	—	—	—	—

*	The reserve for unfunded loan commitments was transferred to other liabilities as of December 31, 2008. Prior periods were not reclassified.

RATIOS
Period-end loans	$9,619.1	$9,585.0	$9,280.4	$8,797.4	$8,475.8
Average loans	9,611.2	9,459.0	9,085.9	8,636.8	8,355.7
Period-end reserve to loans	1.63%	1.27%	1.22%	1.21%	1.19%
Period-end non-performing assets to loans	2.19	1.20	0.95	0.88	0.95
Period-end loans past due 90 days to total loans	0.36	0.30	0.23	0.17	0.16
Quarterly net charge-offs to average loans (not annualized)	0.26	0.11	0.13	0.05	0.12
Year-to-date net charge-offs to average loans	0.57	0.30	0.19	0.05	0.26

INTERNAL RISK RATING
Pass	90.80%	96.08%	96.28%	95.62%	96.03%
Watchlisted	5.20	2.25	2.29	2.98	2.69
Substandard	3.99	1.66	1.42	1.39	1.27
Doubtful	0.01	0.01	0.01	0.01	0.01

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2008
LOAN PORTFOLIO DETAIL

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in millions)	2008	2008	2008	2008	2007

LOAN PORTFOLIO COMPOSITION
Commercial, financial, and agricultural	31%	31%	30%	30%	31%
Commercial real estate — construction	20	20	20	21	21
Commercial mortgage	19	19	18	18	17
Residential mortgage	6	6	6	6	6
Consumer	18	18	20	19	19
Secured with investments	6	6	6	6	6

COMMERCIAL REAL ESTATE — CONSTRUCTION DETAIL
Project type:
Residential real estate construction	54%	52%	53%	53%	52%
Land development	21	22	22	21	21
Retail and office	15	14	13	13	14
Owner-occupied	2	3	4	5	5
Multi-family	2	2	2	2	2
Other	6	7	6	6	6
Geographic location:
Delaware	60%	61%	61%	61%	61%
Pennsylvania	23	23	24	25	25
Maryland	6	6	6	6	7
New Jersey	7	7	6	5	4
Other	4	3	3	3	3

CONSUMER LOANS, PERIOD-END
Home equity	$565.4	$544.8	$516.5	$498.3	$492.6
Indirect	891.5	942.9	929.4	868.9	748.2
Credit card	67.8	67.0	69.4	65.7	69.1
Other consumer	208.2	228.2	275.0	246.6	261.7

Total consumer loans	1,732.9	1,782.9	1,790.3	1,679.5	1,571.6

CONSUMER LOANS, ON AVERAGE
Home equity	$556.4	$533.8	$509.5	$493.9	$490.4
Indirect	916.8	952.3	889.6	813.9	743.9
Credit card	66.8	67.3	67.4	66.1	66.0
Other consumer	210.7	226.9	263.3	279.2	256.2

Total consumer loans	1,750.7	1,780.3	1,729.8	1,653.1	1,556.5

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2008
SUPPLEMENTAL INFORMATION

	Three Months Ended
						% Change From:
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Prior	Prior
	2008	2008	2008	2008	2007	Quarter	Year

NET INCOME
Net (loss)/income per share
Basic	$(1.02)	$0.34	$(0.29)	$0.62	$0.66	—	—
Diluted	(1.02)	0.34	(0.29)	0.62	0.65	—	—
Weighted average shares outstanding (in thousands)
Basic	68,342	67,231	67,167	67,067	67,174
Diluted	68,342	67,269	67,167	67,338	67,749
Net (loss)/income as a percentage of:
Average assets	(2.22)%	0.76%	(0.66)%	1.47%	1.57%
Average stockholders’ equity[1]	(25.34)	8.92	(7.01)	14.79	15.96

ASSETS UNDER MANAGEMENT * (in billions)
Wilmington Trust	$36.6	$37.1	$38.4	$35.0	$35.9	(1.3)	1.9
Roxbury Capital Management	1.3	1.9	2.1	2.1	2.5	(31.6)	(48.0)
Cramer Rosenthal McGlynn	7.8	10.1	11.2	10.9	11.4	(22.8)	(31.6)

Combined assets under management	$45.7	$49.1	$51.7	$48.0	$49.8	(6.9)	(8.2)

* Assets under management include estimates for values associated with certain assets that lack readily ascertainable values, such as limited partnership interests.

ASSETS UNDER ADMINISTRATION ** (in billions)
Wilmington Trust	$131.0	$139.9	$146.6	$120.7	$124.3	(6.4)	5.4

** Includes Wilmington Trust assets under management

INVESTMENT MIX OF ASSETS MANAGED BY WILMINGTON TRUST
Equities	38%	41%	44%	45%	47%
Fixed income	33	26	24	22	23
Other	29	33	32	33	30

CAPITAL (in millions, except per share amounts)
Average stockholders’ equity	$1,146.8	$1,021.3	$1,119.4	$1,125.5	$1,093.7	12.3	4.9
Tier 1 capital	1,060.8	767.6	743.5	802.0	779.2	38.2	36.1
Per share:
Book value[1]	14.65	15.60	15.85	16.99	16.70	(6.1)	(12.3)
Quarterly dividends declared	0.345	0.345	0.345	0.335	0.335	—	3.0
Year-to-date dividends declared	1.37	1.025	0.68	0.335	1.32
Average stockholders’ equity to assets[1]	8.75%	8.48%	9.47%	9.90%	9.83%
Total risk-based capital ratio	13.87	11.24	11.14	11.17	11.21
Tier 1 risk-based capital ratio	9.17	6.77	6.74	7.73	7.73
Tier 1 leverage capital ratio	8.79	6.52	6.45	7.23	7.18

INVESTMENT SECURITIES PORTFOLIO
Average life (in years)	6.32	6.13	6.16	4.47	4.45
Average duration	(0.93)	1.84	2.58	1.90	1.97
Percentage invested in fixed rate instruments	94%	85%	83%	81%	82%

FUNDING (on average)
Percentage from core deposits	54%	53%	54%	53%	54%
Percentage from national funding	26	31	27	29	25
Percentage from short-term borrowings	20	16	19	18	21

ASSET — LIABILITY MATCHING
As a percentage of total balances at period-end:
Loans outstanding with floating rates	74%	73%	72%	71%	71%
Commercial loans with floating rates	88	88	87	86	85
Commercial loans tied to a prime rate	57	54	56	58	59
Commercial loans tied to the 30-day LIBOR	37	40	38	35	36

National CDs and short-term borrowings maturing in 90 days or less	83%	95%	92%	83%	75%

FULL-TIME EQUIVALENT HEADCOUNT
Full-time equivalent headcount	2,946	2,925	2,879	2,704	2,672

[1]	Does not include preferred stock